                            SCHEDULE 14A INFORMATION

                 PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement              [ ]  Confidential, for Use of the
                                                   Commission
                                                   Only (as permitted by Rule
                                                   14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             NETERGY NETWORKS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)   Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------

(2)   Aggregate number of securities to which transaction applies:

      --------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      --------------------------------------------------------------------------

(4)   Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------

(5)   Total fee paid:

      --------------------------------------------------------------------------

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)   Amount Previously Paid:

      --------------------------------------------------------------------------

(2)   Form, Schedule or Registration Statement No.:

      --------------------------------------------------------------------------

(3)   Filing Party:

      --------------------------------------------------------------------------

(4)   Date Filed:

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                                      -2-

                             NETERGY NETWORKS, INC.

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 17, 2001

To The Stockholders:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Netergy Networks, Inc., a Delaware corporation (the "Company"), will be held on Tuesday, July 17, 2001 at 2:00 p.m., local time, at the offices of the Company at 2445 Mission College Boulevard, Santa Clara, California 95054, for the following purposes:

     1. To elect six directors to serve for the ensuing year or until their successors are elected and duly qualified;

     2. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the fiscal year ending March 31, 2002;


     3. To approve an amendment to the Company's Restated Certificate of Incorporation to change the Company's name to "8x8, Inc."


     4. To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting.

     These items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on May 30, 2001 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the annual meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the enclosed self-addressed envelope. Any stockholder attending the annual meeting may vote in person even if he or she has previously returned a proxy.

                                          THE BOARD OF DIRECTORS OF
                                          NETERGY NETWORKS, INC.

Santa Clara, California

June 14, 2001


                             YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

                             NETERGY NETWORKS, INC.
                            ------------------------
                                PROXY STATEMENT
                            ------------------------

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

     The enclosed proxy is solicited on behalf of the board of directors of Netergy Networks, Inc. (the "Company") for use at the 2001 annual meeting of stockholders to be held July 17, 2001 at 2:00 p.m., local time, or at any adjournment thereof, for the purposes set forth herein. The annual meeting of stockholders will be held at the offices of the Company at 2445 Mission College Boulevard, Santa Clara, California 95054. The telephone number of the Company's offices is (408) 727-1885.


     These proxy solicitation materials and the Company's Annual Report on Form 10-K for the year ended March 31, 2001 (the Company's fiscal 2001), including financial statements, were, or shall be, mailed on or about June 15, 2001, to all stockholders entitled to vote at the annual meeting.


RECORD DATE AND VOTING SECURITIES

     Stockholders of record at the close of business on May 30, 2001 (the "Record Date"), are entitled to notice of and to vote at the annual meeting. At the Record Date, 26,540,767 shares of the Company's common stock were issued and outstanding having a total of 26,540,767 votes, and one share of preferred stock, designated as Special Voting Stock, was issued and outstanding, having a total of 233,759 votes.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company at or before the taking of the vote at the annual meeting a written notice of revocation or a duly executed proxy bearing a later date or by attending the annual meeting and voting in person.

VOTING AND SOLICITATION

     Each stockholder holding common stock is entitled to one vote for each share of the Company's common stock they hold on all matters presented at the annual meeting. Stockholders holding a fractional interest in the Special Voting Stock shall be entitled to the number of votes that their fractional interest represents on all matters presented at the meeting. Stockholders do not have the right to cumulate their votes in the election of directors.


     Shares of the Company's common stock and fractional interests in the Special Voting Share represented by properly executed proxies will, unless such proxies have been previously revoked, be voted in accordance with the instructions indicated thereon. In the absence of specific instructions to the contrary, properly executed proxies will be voted: (i) FOR the election of each of the Company's nominees for director; (ii) FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Company for the period ending March 31, 2002; and (iii) FOR the amendment of the Company's Restated Certificate of Incorporation to change the Company's name to "8x8, Inc." No business other than that set forth in the accompanying Notice of Annual Meeting of Stockholders is expected to come before the annual meeting. Should any other matter requiring a vote of stockholders properly arise, the persons named in the enclosed form of proxy will vote such proxy in accordance with the recommendation of the board of directors.


     The Company will bear the cost of soliciting proxies. In addition, the Company may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by telephone, telegram, facsimile or personal solicitation by directors, officers or regular employees of the Company. No additional compensation will be paid to such persons for such services.

QUORUM; ABSTENTIONS; BROKER NON-VOTES


     The required quorum for the transaction of business at the annual meeting is a majority of the votes eligible to be cast by holders of the Company's voting securities issued and outstanding on the Record Date. Shares that are voted "FOR," "AGAINST," "WITHHELD" or "ABSTAIN" are treated as being present at the meeting for purposes of establishing a quorum and are also treated as shares entitled to vote at the annual meeting with respect to such matter.


     Abstentions shall be counted for purposes of determining both (i) the presence or absence of a quorum for the transaction of business and (ii) the total number of shares entitled to vote with respect to a proposal (other than the election of directors). Accordingly, abstentions will have the same effect as a vote against the proposal.


     In instances where brokers are prohibited from exercising discretionary authority for beneficial holders who have not returned a proxy (so-called "broker non-votes"), those shares will be counted for purposes of determining the presence or absence of a quorum for the transaction of business, but will not be counted for purposes of determining the number of shares entitled to vote. Thus, a broker non-vote will not affect the outcome of the voting on a proposal other than the proposed amendment to the Company's Restated Certificate of Incorporation which requires the approval of a majority of the Company's outstanding voting securities. Accordingly, a broker non-vote on proposal 3 will have the same effect as a vote against the proposal.


DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Proposals of stockholders of the Company which are intended to be presented by such stockholders at the Company's 2002 annual meeting (the "2002 Meeting") of stockholders must be received by the Company no later than February 14, 2002 in order that they may be considered for inclusion in the proxy statement and form of proxy relating to that meeting.


     Alternatively, under the Company's Bylaws, a proposal or a nomination that the stockholder does not seek to include in our 2002 Proxy Statement may be submitted in writing to the Company's Secretary not less than 90 days prior to the 2002 Meeting. Note, however, that in the event we provide less than 100 days notice or prior public disclosure to stockholders of the date of the 2002 Meeting, any stockholder proposal or nomination not submitted for inclusion in the proxy statement must be submitted to the Company's Secretary not later than the close of business on the tenth day following the day on which notice of the date of the 2002 Meeting was mailed or public disclosure was made. For purposes of the above, "public disclosure" means disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service, or in a document publicly filed by us with the Securities and Exchange Commission (the "SEC"). As described in our Bylaws, the stockholder submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder's ownership of our common stock. If a stockholder gives notice of such proposal after the deadline computed in accordance with our Bylaws (the "Bylaw Deadline"), the stockholder will not be permitted to present the proposal to the stockholders for a vote at the 2002 Meeting.



     The rules of the SEC also establish a different deadline for submission of stockholder proposals that are not intended to be included in our proxy statement with respect to discretionary voting (the "Discretionary Vote Deadline"). The Discretionary Vote Deadline for the 2002 Meeting is April 30, 2002, or the date which is 45 calendar days prior to the anniversary of the mailing date of this Proxy Statement. If a stockholder gives notice of such a proposal after the Discretionary Vote Deadline, our Proxy holders will be allowed to use their discretionary voting authority to vote against the stockholder proposal when and if the proposal is raised at the 2002 Meeting.


     Because the Bylaw Deadline is not capable of being determined until we publicly announce the date for our 2002 Meeting, it is possible that the Bylaw Deadline may occur after the Discretionary Vote Deadline. In such a case, a proposal received after the Discretionary Vote Deadline but before the Bylaw Deadline would be eligible to be presented at the 2002 Meeting and we believe that our Proxy holders at such meeting would be allowed to use the discretionary authority granted by the Proxy to vote against the proposal at such meeting without including any disclosure of the proposal in the Proxy Statement relating to such meeting.


     We have not been notified by any stockholder of his, her or its intent to present a stockholder proposal from the floor at the 2001 annual meeting. The enclosed proxy grants the proxy holders discretionary authority to vote on any matter properly brought before the 2001 annual meeting, including any stockholder proposals received between the date of this proxy statement and the Bylaw Deadline for the 2001 annual meeting, which is the date 10 days after the date of notice of the 2001 annual meeting.


                                 PROPOSAL ONE:

                             ELECTION OF DIRECTORS

NOMINEES

     The Company's board of directors consists of six directors who are to be elected at this annual meeting. Proxies cannot be voted for a greater number of persons than the number of nominees named. Each of the directors elected at the annual meeting will hold office until the annual meeting of stockholders in 2002 or until his successor has been duly elected and qualified.

     Unless otherwise instructed, the proxy holders will vote the proxies received by them for the Company's six nominees named below, all of whom are currently directors of the Company. In the event that any nominee of the Company becomes unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote the proxies for any substitute nominee who is designated by the current board of directors to fill the vacancy. It is not expected that any nominee listed below will be unable or will decline to serve as a director.

     The names of the nominees and certain information about each of them are set forth below.

                                                                                              DIRECTOR
                 NAME                    AGE               PRINCIPAL OCCUPATION                SINCE
                 ----                    ---               --------------------               --------
Joe Parkinson..........................  55     Chairman of the Board and Chief Executive       2000
                                                  Officer, Netergy Networks, Inc.
Dr. Bernd Girod........................  43     Professor of Electrical Engineering,            1996
                                                Information Systems Laboratory, Stanford
                                                  University
Major General Guy L. Hecker, Jr. ......  69     President, Stafford, Burke and Hecker,          1997
                                                Inc. Retired, United States Air Force
Christos Lagomichos....................  46     Vice President and General Manager,             2000
                                                Set-Top Box Division, STMicroelectronics,
                                                  Inc.
Bryan R. Martin........................  33     President and Chief Operating Officer,          2001
                                                Netergy Networks, Inc.
William P. Tai.........................  38     General Partner, Institutional Venture          1994
                                                Partners

     Except as indicated below, each nominee or incumbent director has been engaged in the principal occupation set forth above during the past five years. There are no family relationships between any directors or executive officers of the Company.


     Joe Parkinson has been Chairman of the Board of the Company since November 2000, and was appointed Chief Executive Officer in January 2001. He was Chairman and Chief Executive Officer of Netergy Microelectronics, Inc. (Netergy Microelectronics), a subsidiary of the Company, from November 2000 to January 2001. From October 1998 through September 1999, Mr. Parkinson served as Chairman of the Board of Diamonex, Incorporated, a private company. From October 1999 through August 2000, he served on the board of directors of another private company, Photobit Corporation, and from June 2000 through August 2000 served as Photobit's President and Chief Executive Officer. He also served as Chairman of the Board and Chief Executive Officer of the Company from June 1995 to January 1998. He previously served as Chairman of the Board and Chief Executive Officer of Micron Technology, Inc. He currently serves on the board of

Tulane University and of several private companies. Mr. Parkinson received a B.A. from Columbia College, a J.D. from Tulane University, and a L.L.M. in Taxation from New York University.

     Dr. Bernd Girod has served as a director of the Company since November 1996 and has served as a director of Netergy Microelectronics since January 2001. Dr. Girod is Professor of Electrical Engineering and (by courtesy) Computer Science in the Information Systems Laboratory of Stanford University, a position he has held since 1999. He was Chaired Professor of Telecommunications in the Electrical Engineering Department of the University of Erlangen-Nuremberg from 1993 to 1999. His research interests are in the areas of networked multimedia systems, video signal compression, and 3-D image analysis and synthesis. Prior visiting or regular faculty positions include MIT, Georgia Tech, and Stanford. He has been involved with several startup ventures as founder, director, investor, or advisor, among them Polycom, Vivo Software and RealNetworks. Dr. Girod received a M.S. in Electrical Engineering from the Georgia Institute of Technology and a Doctoral degree from the University of Hanover, Germany. Dr. Girod is a Fellow of the Institute of Electrical and Electronics Engineers.

     Major General Guy L. Hecker, Jr. has served as a director of the Company since August 1997 and has served as a director of Netergy Microelectronics since December 2000. He has served as the President of Stafford, Burke and Hecker, Inc., a consulting firm based in Alexandria, Virginia, since 1982. Prior to his retirement from the Air Force in 1982, Major General Hecker's most recent positions included Director of the Air Force Office of Legislative Liaison and an appointment in the Office of the Deputy Chief of Staff, Research, Development and Acquisition for the Air Force. Earlier, he served as a pilot and commander in both fighter and bomber aircraft units, including command of a bomber wing and an air division. During his Air Force career, Major General Hecker was awarded a number of military decorations, including the Air Force Distinguished Service Medal, the Silver Star, the Legion of Merit (awarded twice) and the Distinguished Flying Cross. Major General Hecker received a B.A. from The Citadel, an M.A. in International Relations from George Washington University, an honorary Ph.D. in military science from The Citadel and completed the management development program at Harvard Business School.

     Christos Lagomichos has served as a director of the Company since June 2000. Mr. Lagomichos has been Vice President and General Manager of the Set-Top Box Division of STMicroelectronics ("STM") since July 1997. In December 1996, Mr. Lagomichos was promoted to Director of STM's PPG/Semicustom Products Division for the Americas, and was subsequently promoted to Worldwide General Manager of the Division in May 1997. From October 1989 through December 1996, Mr. Lagomichos served as Product Marketing Manager of the Semicustom Business Unit. From 1985 through 1988, he served in various technical roles in STM's Munich design center. Mr. Lagomichos holds an engineering degree from the Technical University of Munich.

     Bryan R. Martin has served as a director and President and Chief Operating Officer of the Company since February 2001. He has served as a director of Netergy Microelectronics since January 2001 and of Centile, Inc., a subsidiary of the Company, since March 2001. He served as Senior Vice President, Engineering Operations from July 2000 to February 2001 and as the Company's Chief Technical Officer from August 1995 to August 2000. He also served as a director of the Company from January 1998 through July 1999. In addition, Mr. Martin served in various technical roles for the Company from April 1990 to August 1995. He received a B.S. and an M.S. in Electrical Engineering from Stanford University.

     William P. Tai has served as a director of the Company since April 1994. Since July 1997, Mr. Tai has served as a general partner and managing director of funds managed by Institutional Venture Partners, a venture capital firm. He served from August 1995 to February 1998 as founding Chief Executive Officer, and from August 1995 to August 1999 as Chairman of the board, of iAsiaWorks, Inc., a provider of co-location and hosting services. From August 1991 to June 1997, Mr. Tai was associated with the Walden Group of Venture Capital Funds, a venture capital firm, most recently as a general partner of several funds. Mr. Tai also serves on the boards of directors of iAsia Works, imGO Limited, a Hong Kong listed company that focuses on investments in the wireless sector, Microtune, a provider of broadband wireless components, Transmeta Corporation, a provider of hardware and software technologies for mobile computers, as well as several privately held companies. Mr. Tai received a B.S. in Electrical Engineering from the University of Illinois and an M.B.A. from Harvard Business School.

VOTE REQUIRED AND RECOMMENDATION

     The six nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter shall be elected as directors. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum but are not counted as affirmative votes. A broker non-vote will be counted for purposes of determining the presence or absence of a quorum, but, under Delaware law, it will have no other legal effect upon the election of directors.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH ABOVE.

BOARD MEETINGS AND COMMITTEES

     The board of directors of the Company held a total of thirteen meetings during the fiscal year ended March 31, 2001 and acted by unanimous written consent six times. No incumbent director attended fewer than 75% of the total number of meetings of the board of directors and committees of the board of directors upon which such director served during fiscal 2001. The board of directors has an audit committee and a compensation committee. The board of directors does not have a nominating committee or any committee performing similar functions.

     The audit committee currently consists of Dr. Girod, Mr. Hecker and Mr. Tai. The audit committee reviews the Company's financial controls, evaluates the scope of the annual audit, reviews audit results, consults with management and the Company's independent auditors prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of the Company's financial affairs. This committee held three meetings during fiscal 2001.

     The compensation committee currently consists of Dr. Girod and Mr. Tai. The compensation committee makes recommendations to the board of directors concerning the compensation for the Company's officers and directors and the administration of the Company's stock option and employee stock purchase plans. This committee held three meetings during fiscal 2001.

COMPENSATION OF DIRECTORS

     Through February 2001 board compensation consisted of reimbursement for reasonable expenses incurred by directors in attending board and committee meetings, upon approval of such reimbursement by the board of directors, and the receipt of discretionary and non-discretionary grants of stock options under the 1996 Director Plan (Director Plan) and the 1996 Stock Option Plan (1996 Plan). Pursuant to an amendment to the Director Plan approved by the Company's stockholders in August 2000, non-employee directors receive a non-discretionary option grant of 40,000 shares upon their initial election to the board of directors and receive additional smaller grants of 15,000 shares upon their re-election to the board. The initial non-discretionary grant vests annually over a period of four years and subsequent non-discretionary grants vest monthly over a period of forty-eight months. Grants are not made upon re-election in cases where the initial term is shorter than six months.

     On February 28, 2001, the board of directors approved certain changes to director compensation. Non-employee directors now receive a $1,000 fee for attendance of a meeting of the Company's board of directors. In addition, upon termination of service as a director of the Company or upon a Change in Control of the Company, each of the non-employee directors and their immediate families will be eligible for medical insurance coverage for life, subject to the director reimbursing the cost of such coverage to the Company. However, if an individual commences coverage under another plan, coverage under the Company's medical insurance will be discontinued. In addition, the board of directors approved a change in vesting terms for non-employee director options whereby upon a Change in Control of the Company any unvested options shall become fully vested. For these purposes, a Change in Control is defined as a transaction or series of transactions, including by merger or consolidation of the Company into or with any other entity or corporation or the merger or consolidation of any other corporation into or with the Company, in which any person, entity or group of persons and/or entities acting in concert acquire(s) shares of the Company's stock representing fifty percent (50%) or more of the outstanding voting power of the Company, including voting shares issued or issuable upon conversion of any convertible security outstanding on the date of such transaction including, without limitation, stock options.


     Under the foregoing policies, each of Lee Camp, Dr. Girod, Mr. Hecker, Joe Markee and Mr. Tai received an option to purchase 15,000 shares of the Company's common stock upon their re-election to the Company's board of directors on August 14, 2000 at an exercise price of $7.00. On February 28, 2001, each of Messrs. Camp, Girod, Hecker, Markee and Tai also received a discretionary option grant to purchase 60,000 shares of the Company's common stock under the 1996 Plan and 40,000 shares of the Company's common stock under the Director Plan at an exercise price of $1.875. In addition, Mr. Hecker and Dr. Girod each received a discretionary option grant to purchase 25,000 shares of Netergy Microelectronics common stock under the Netergy Microelectronics 2000 Stock Option Plan at an exercise price of $0.50 per share in February 2001. The above noted exercise prices represented the fair market value of the respective company's stock on the date of grant. These grants will vest monthly for forty-eight months.


     Under a policy of his employer, which holds shares in the Company, Mr. Lagomichos does not receive option grants in connection with his service on the board, nor does he receive the $1,000 per meeting payment for attending meetings of the Company's board of directors.

                                 PROPOSAL TWO:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The board of directors at the recommendation of the audit committee (the "Audit Committee") has selected PricewaterhouseCoopers LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending March 31, 2002. PricewaterhouseCoopers LLP has served as the Company's independent auditors since 1987. In the event of a negative vote on the ratification of PricewaterhouseCoopers LLP, the board of directors will reconsider its selection. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting and will have the opportunity to make a statement if they so desire. The representatives also are expected to be available to respond to appropriate questions from stockholders.

     Audit Fees. During the fiscal year ended March 31, 2001, the aggregate fees billed, or to be billed, by PricewaterhouseCoopers LLP for the audit of the Company's consolidated financial statements for such fiscal year and for the reviews of the Company's interim financial statements included in the Company's Forms 10-Q for the fiscal year ended March 31, 2001 were $162,000.

     Financial Information Systems Design and Implementation Fees. During the fiscal year ended March 31, 2001, PricewaterhouseCoopers LLP billed no fees for information technology consulting services.

     All Other Fees. During the fiscal year ended March 31, 2001, the aggregate fees billed by PricewaterhouseCoopers LLP for professional services other than audit and information technology consulting fees were $102,202, $42,000 of which were billed in connection with tax related services and $60,202 of which were billed for services such as performance of statutory audits for international subsidiaries, consulting on accounting standards, review of registration statements and acquisition related services.

     The Audit Committee has determined that the rendering of the information technology consulting services and all other non-audit services by PricewaterhouseCoopers LLP is compatible with maintaining the auditor's independence.

VOTE REQUIRED AND RECOMMENDATION


     Ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors will require the affirmative vote of a majority of the votes entitled to vote on this proposal that are present at the meeting in person or by proxy. Broker non-votes will not be counted as having been represented.



     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING MARCH 31, 2002.


                                PROPOSAL THREE:

                     AMENDMENT TO THE RESTATED CERTIFICATE
                                OF INCORPORATION

     The board of directors has unanimously adopted, subject to stockholder approval, an amendment to the Company's Restated Certificate of Incorporation (the "Restated Certificate"), to change the name of the Company to "8x8, Inc."

PURPOSE AND EFFECT OF THE AMENDMENT

     The Company desires to change its name from Netergy Networks, Inc. to 8x8, Inc. Management believes that the 8x8, Inc. corporate identity is more recognized in the marketplace than the Company's current name. In addition, the Company has been unable to obtain certain rights to its current name because they are held by another entity.

     Upon consummation of the proposed name change it will not be necessary to surrender stock certificates. Instead, when certificates are presented for transfer, new certificates bearing the name, 8x8, Inc., will be issued. If there exists any circumstance which would make consummation of the name change inadvisable in the judgment of the board of directors, the proposal to amend the Restated Certificate may be terminated by the board of directors either before or after approval of the name change by the stockholders.

VOTE REQUIRED AND RECOMMENDATION

     The affirmative vote of a majority of the Company's outstanding voting shares is required for approval of the amendments to the Company's Restated Certificate authorizing the change in the name of the Company. Accordingly, broker non-votes and abstentions will have the same effect as a vote against the proposal.


     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE TO CHANGE THE COMPANY'S NAME TO 8X8, INC.


                             ADDITIONAL INFORMATION

EXECUTIVE OFFICERS

     The following table sets forth certain information regarding the executive officers of the Company not shown in the table of the nominees for director above:

             NAME               AGE                               POSITION
             ----               ---                               --------
Dr. Barry Andrews.............  35     Vice President, Engineering and Chief Technical Officer
Dr. Theodore J. Beck..........  33     Vice President, Manufacturing
Dr. Philip Bednarz............  35     Chairman and Chief Executive Officer, Netergy
                                       Microelectronics, Inc.
Jean-Francois Catz............  38     Vice President, Marketing
Huw Rees......................  40     Vice President, Sales
David M. Stoll................  32     Chief Financial Officer, Vice President, Finance and Secretary
Jean Vincent..................  37     Chairman and Chief Executive Officer, Centile, Inc.

     Dr. Barry Andrews was appointed Vice President, Engineering and Chief Technical Officer of the Company in February 2001. From December 2000 to February 2001, he served as Director of Customer Premise Equipment & Gateway Development of the Company. From January 1996 to December 2000, Dr. Andrews served as Video R&D Manager and Senior Software Engineer of the Company. He received a B.A.Sc. in Engineering Science from Simon Fraser University, an M.S. in Electrical Engineering, an M.S. in Statistics, and a Ph.D. in Electrical Engineering from Stanford University.

     Dr. Philip Bednarz has been Chairman and Chief Executive Officer of Netergy Microelectronics, a subsidiary of the Company, since January 2001. He served as President and Chief Operating Officer of Netergy Microelectronics from November 2000 to January 2001. He served as Vice President, Engineering of the Company from February 2000 to November 2000. From October 1995 to February 2000 he served in various technical roles including Director of Advanced Technology and Director of System Software. Dr. Bednarz holds five U.S. patents. He earned his undergraduate degree from the University of Michigan, and a M.S. and a Ph.D. from Stanford University, all in Electrical Engineering.

     Dr. Theodore J. Beck has been Vice President, Manufacturing of the Company since May 1999. He has also been Vice President, Operations of Netergy Microelectronics since December 2000. From July 1997 to May 1999, he served as Manufacturing Manager and as Director of Manufacturing of the Company. Dr. Beck joined the Company in December 1996 as Manufacturing Engineer for Systems Products. Dr. Beck received a B.S. in Electrical Engineering from the University of Texas at Austin, as well as an M.S. in Manufacturing Systems Engineering and a Ph.D. in Electrical Engineering, both from Stanford University.


     Jean-Francois Catz was appointed Vice President, Marketing of the Company in February 2001. He was also named Chief Operating Officer and Vice President, Marketing of Centile, Inc. ("Centile"), a subsidiary of the Company, in March 2001. He was also named to the board of directors of Centile in March 2001. Between August 1999 and February 2001, he served as Systems Engineering Manager for the Solutions Group of the Company. He previously worked for Quallaby Corporation, a leading provider of highly scalable, service-level management solutions to network service providers, as Pre-sales Manager from January 1998 to July 1999. From January 1991 to December 1997, Messr. Catz worked for Perform S.A., a French developer of network management software, as Pre-sales Manager.


     Huw Rees was appointed Vice President, Sales of the Company in February 2001 and was named Vice President, Sales and Business Development of Centile in March 2001. He was also named to the board of directors of Centile in March 2001. He served as Vice President, Sales of the Solutions Group of the Company from August 2000 until February 2001. He served as Director, North American Sales of the Company from April 1999 to August 2000. He previously worked at Mitel Corporation as Sales Manager of the Western Region. He received a B.Sc.
(Hons) from the University of Manchester, Institute of Science and Technology in Electrical and Electronic Engineering and a M.B.A. from the University of LaVerne.

     David M. Stoll has been Chief Financial Officer of the Company since January 2000. He was named Acting Chief Financial Officer, Vice President, Finance and Secretary of the Company in August 1999. Mr. Stoll joined the Company in November 1996 and served previously as the Company's Corporate Controller. Prior to joining the Company, Mr. Stoll served as a Finance Manager for Maxtor Corporation and held various positions at PricewaterhouseCoopers LLP. He received a B.A. from Santa Clara University and is a Certified Public Accountant.

     Jean Vincent was named the Chairman, Chief Executive Officer and Chief Financial Officer of Centile in March 2001. From May 2000 to March 2001 he served in various technical and marketing capacities for the Company. From February 1998 to September 1999, he was responsible for business development in the United States, on a consulting basis, for Eolring S.A., a French developer of access switches for high availability optical multiservice metropolitan networks. In addition, he founded Actane SARL, a French network security software manufacturer, in December 1986 and served as its Chief Executive Officer from December 1986 to May 2000.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation received for services rendered to the Company in all capacities during the fiscal years ended March 31, 2001, 2000 and 1999 by the Company's Chief Executive Officer and the Company's other four most highly compensated executive officers whose salary and bonus for such fiscal year exceeded $100,000 and who served as executive officers of the Company on March 31, 2001 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE


                                                                                LONG TERM
                                                                               COMPENSATION
                                                                                SECURITIES     ALL OTHER
                                               FISCAL                           UNDERLYING    COMPENSATION
         NAME AND PRINCIPAL POSITION            YEAR    SALARY($)   BONUS($)    OPTIONS(#)       ($)(1)
         ---------------------------           ------   ---------   --------   ------------   ------------
Joe Parkinson(3).............................   2001      54,308         --       800,000           60
  Chairman and Chief Executive Officer
Dr. Paul Voois(4)............................   2001     190,008     12,463       610,000        1,962
  Chairman and Chief Executive Officer          2000     190,008     24,062        35,000        1,941
                                                1999     190,007      2,129       300,000(2)     1,887
Jonathan Foster(5)...........................   2001     182,692    372,090       280,000        1,942
  Senior Vice President, Corporate
     Development
Huw Rees(6)..................................   2001     237,864        692       195,000        1,751
  Vice President, Sales
David M. Stoll(7)............................   2001     175,615     34,000       175,000        1,938
  Chief Financial Officer, Vice President,      2000     124,871     55,611        43,000        1,918
  Finance and Secretary
Bryan R. Martin..............................   2001     193,104      8,667       780,413        1,984
  President and Chief Operating Officer         2000     190,008     50,000        35,000        1,941
                                                1999     190,007     14,676        55,000(2)     1,887


---------------
(1) Consists of Company contributions to 401(k) plan and premiums paid on behalf of the Named Executive Officer with respect to term life insurance.

(2) Includes grants of options for the following number of shares issued pursuant to a repricing of options on September 21, 1998 accomplished through the cancellation of then existing options and the issuance of new options; Dr. Voois, 225,000 shares and Mr. Martin, 30,000 shares.

(3) Mr. Parkinson was named Chairman of the board and an officer of the Company in November 2000.

(4) Dr. Voois ceased serving as an officer and director of the Company on April 30, 2001.

(5) Mr. Foster became an officer of the Company in July 2000 and ceased serving as an officer of the Company on April 30, 2001.

(6) Mr. Rees' fiscal 2001 salary consists of a base salary of $157,864 and sales commissions of $80,000. Mr. Rees became an officer of the Company in February 2001.

(7) Mr. Stoll became an officer of the Company in January 2000.

OPTION GRANTS AND HOLDINGS

     The following table provides information with respect to stock option grants to each of the Named Executive Officers during the fiscal year ended March 31, 2001:

                                                                                        POTENTIAL REALIZABLE VALUE
                         NUMBER OF         PERCENT OF                                   AT ASSUMED ANNUAL RATES OF
                        SECURITIES        TOTAL OPTIONS                                STOCK PRICE APPRECIATION FOR
                        UNDERLYING         GRANTED TO       EXERCISE OR                       OPTION TERM(2)
                      OPTIONS GRANTED     EMPLOYEES IN      BASE PRICE    EXPIRATION   ----------------------------
        NAME                (#)          FISCAL YEAR(1)      ($/SHARE)       DATE          5%($)         10%($)
        ----          ---------------   -----------------   -----------   ----------   -------------  -------------
Joe Parkinson.......     500,000(3)            6.6            $ 3.375      11/17/10     $1,061,260     $2,689,440
                         300,000(4)            4.0              1.875      02/28/11        353,753        896,480
Dr. Paul Voois(6)...     200,000(5)            2.7            $12.563      05/16/10     $1,580,161     $4,004,437
                         410,000(5)            5.4              7.125      08/24/10      1,837,158      4,655,720

                                                                                        POTENTIAL REALIZABLE VALUE
                         NUMBER OF         PERCENT OF                                   AT ASSUMED ANNUAL RATES OF
                        SECURITIES        TOTAL OPTIONS                                STOCK PRICE APPRECIATION FOR
                        UNDERLYING         GRANTED TO       EXERCISE OR                       OPTION TERM(2)
                      OPTIONS GRANTED     EMPLOYEES IN      BASE PRICE    EXPIRATION   ----------------------------
        NAME                (#)          FISCAL YEAR(1)      ($/SHARE)       DATE          5%($)         10%($)
        ----          ---------------   -----------------   -----------   ----------   -------------  -------------
Jonathan                                                                                $   28,300     $   71,718
  Foster(6).........     100,000(5)            1.3            $12.563      05/16/10
                         100,000(5)            1.3             11.750      07/18/10         50,312        127,499
                          80,000(4)            1.0              2.313      12/19/10        566,005      1,434,368
Huw Rees............      10,000(4)            0.1            $11.750      07/18/10     $   73,895     $  187,265
                          25,000(4)            0.3              9.313      09/19/10        146,422        371,063
                          60,000(4)            0.8              2.313      12/19/10         87,278        221,180
                         100,000(4)            1.3              1.875      02/28/11        117,918        298,827
David M. Stoll......      75,000(5)            1.0            $12.563      05/16/10     $  592,560     $1,501,664
                          50,000(5)            0.7             11.750      07/18/10        369,476        936,324
                          50,000(4)            0.7              2.313      12/19/10         72,732        184,316
Bryan R. Martin.....     125,000(5)            1.7            $12.563      05/16/10     $  987,600     $2,502,773
                          50,000(5)            0.7             11.750      07/18/10        369,476        936,324
                          80,000(4)            1.0              2.313      12/19/10        116,371        294,906
                         525,413(4)            7.0              1.875      02/28/11        619,555      1,570,074

---------------
(1) The Company granted options representing 7,539,100 shares to employees during fiscal 2001.

(2) Potential gains are net of the exercise price, but before taxes associated with the exercise. The 5% and 10% assumed annual rates of compounded stock appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Company common stock price. Actual gains, if any, on stock option exercises are dependent on the future financial performance of the Company, overall market conditions and the option holders' continued employment through the vesting period.

(3) The options vest at a rate of 1/24 of the shares at the end of each month, subject to continued service as an employee, consultant or director. The term of the option is ten years. The exercise price of the option granted equals the fair market value of the common stock of the Company on the date of grant.

(4) The options vest at a rate of 1/48 of the shares at the end of each month, subject to continued service as an employee, consultant or director. The term of each option is ten years. The exercise price of each option granted equals the fair market value of the common stock of the Company on the date of grant.

(5) One-fourth of the shares vest one year after the grant date, and 1/36 of the remaining shares vest on the last day of each full month thereafter, subject to continued service as an employee, consultant or director. The term of each option is ten years. The exercise price of each option granted equals the fair market value of the common stock of the Company on the date of grant.

(6) Dr. Voois resigned as an officer and director of the Company and Mr. Foster resigned as an officer of the Company effective as of April 30, 2001. Pursuant to their employment agreements, each of Dr. Voois and Mr. Foster options will continue to vest through October 31, 2001, subject to certain conditions.

(7) In March 2001, Mr. Rees was granted an option to purchase 300,000 shares of Centile common stock at an exercise price of $0.43 per share, representing approximately 7% of total options issued to employees of Centile during fiscal 2001. One-fourth of the shares vest one year after the grant date, and 1/36 of the remaining shares vest on the last day of each full month thereafter, subject to continued service as an employee, consultant or director. The term of each option is ten years. The exercise price of the option grant equaled the fair market value of the common stock of Centile, as determined by the Centile board of directors, on the date of grant.

     The following table provides information with respect to option exercises during the year ended March 31, 2001 and the value of stock options held as of March 31, 2001 by each of the Named Executive Officers:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

                                                                                    VALUE OF
                                                    NUMBER OF SECURITIES          UNEXERCISED
                                                   UNDERLYING UNEXERCISED         IN-THE-MONEY
                                                      OPTIONS AT FISCAL        OPTIONS AT FISCAL
                            SHARES        VALUE          YEAR END(#)            YEAR END ($)(1)
                            ACQUIRED BY   REALIZED --------------------------- ------------------
           NAME             EXERCISE(#)   ($)    EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
--------------------------  -----------   ----   -----------   -------------   -----------   ----
Joe Parkinson.............      --        $--       89,583        710,417        $   --      $ --
Dr. Paul Voois(2).........      --        --       329,934        634,066         5,339        --
Jonathan Foster(2)........      --        --        55,995        324,005            --        --
Huw Rees(3)...............      --        --        20,414        204,586            --        --
David M. Stoll............      --        --        46,788        207,212            --        --
Bryan R. Martin...........      --        --        81,878        788,535            --        --

---------------
(1) The value of unexercised options is based upon the difference between the exercise price and the closing price on the Nasdaq National Market on March 30, 2001 of $0.781, multiplied by the number of shares underlying the option.

(2) Dr. Voois resigned as an officer and director of the Company and Mr. Foster resigned as an officer of the Company effective as of April 30, 2001.

(3) At March 31, 2001, Mr. Rees had an unexercisable stock option to purchase 300,000 shares of Centile common stock at $0.43 per share.

EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company has entered into indemnity agreements with certain officers and directors which provide, among other things, that the Company will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as a director, officer or other agent of the Company, and otherwise to the full extent permitted under Delaware law and the Company's bylaws.


     In February 2001, the board of directors authorized a severance arrangement for Joe Parkinson which provides for a one-year severance and one-year option vesting (hereafter referred to as the "Severance Provisions") in the event of termination of either employment or service as a director (whichever is later) or a Change in Control. The Severance Provisions are subject to a forty-eight month vesting period, which commenced on November 17, 2000, the initial date of Mr. Parkinson's employment. If Mr. Parkinson's immediate family moves to California with the intent that the children will attend school in California, Mr. Parkinson will be considered fully vested in the Severance Provisions. The severance is payable, and options shall vest, month by month, commencing upon the voluntary or involuntary termination of employment or service as a director (whichever is later), conditioned on Mr. Parkinson not competing with the Company and being available for consulting (to the extent it does not interfere with his job responsibilities at a new company, in the discretion of the Chairman of the board of directors of the Company). Notwithstanding the above, in the event of a Change in Control before the expiration of the applicable severance period, all remaining severance would be paid, and all options would vest.


     In January and February 2001, the Board of Directors authorized severance arrangements with Dr. Beck, Dr. Bednarz, Mr. Martin, Mr. Stoll and certain other executives of the Company and its subsidiaries which provide for one year of severance benefits and option vesting if the individuals are employed as of July 31, 2001. The severance is payable month by month, commencing upon the voluntary or involuntary termination subsequent to July 31, 2001, conditioned on the individual not competing with the Company and being available for consulting to the extent it does not interfere with his job responsibilities at a new company, in the discretion of the Chairman of the board of directors of the Company. If the Company is sold before the expiration of the twelve month severance period, or if the Company is sold prior to July 31, 2001, all remaining severance would be paid, and all remaining options would vest, as of the closing of the sale of the Company. The executives will also be entitled to continued coverage under the Company's medical plan for the severance period.

     In April 2001, the Company entered into employment agreements with Mr. Foster and Dr. Voois in connection with the resignations of Mr. Foster as an officer of the Company and Dr. Voois as an officer and director of the Company. These agreements provide that these individuals will remain employees of the Company for six months at an annual salary of $190,000 and outstanding options will continue to vest. The employment agreements do not limit the individuals' ability to accept employment with an entity that is not competing with the Company.

     Notwithstanding the arrangements discussed above, in the event an individual or corporate entity and any related parties cumulatively acquire at least 35% of the Company's fully diluted stock, all stock options or stock subject to repurchase by the Company held by officers under any stock option plan shall vest immediately without regard to the term of the option. In addition, in such an event, each officer shall be entitled to one year severance pay and continuing medical benefits for life after leaving the Company, provided that such medical benefits shall cease should such officer accept employment with a competing company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The compensation committee of the board of directors currently consists of Dr. Girod and Mr. Tai. Neither individual was at any time since the formation of the Company an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's board of directors or compensation committee. The following employee directors of the Company, Messrs. Martin, Parkinson, and Voois and Keith Barraclough, all participated in deliberations of the Company's board of directors concerning executive officer compensation during fiscal 2001.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     During fiscal 2001, Dr. Girod received $22,000 in consideration for technical consulting services that he provided to the Company. In addition, the Company contributed $150,000 during fiscal 2001 to a Stanford University research program managed by Dr. Girod.


     In July 2000, the Company and Mr. Barraclough, the Company's former President and Chief Operating Officer, entered into a Settlement Agreement and Release (the "Agreement"). Mr. Barraclough received cash payments totaling $190,000 under the Agreement during fiscal 2001. The Company has no further cash obligations pursuant to this agreement. In addition, the Agreement provided that the Company accelerate the vesting of certain unvested options held by Mr. Barraclough so that in effect, Mr. Barraclough was able to exercise options in amounts as if he were employed by the Company through January 31, 2001. The total number of exercisable options held by Mr. Barraclough after effectiveness of the Agreement provided Mr. Barraclough with the right to purchase 345,892 shares of the Company's common stock. Pursuant to the Agreement, the Company loaned Mr. Barraclough $589,939, at a rate of 6.6% per annum, as of July 19, 2000 solely for the purpose of exercising vested options for the purchase of 194,259 shares of the Company's common stock. The loan was secured by the stock received upon exercise of the options. The loan was repaid in full, along with accrued interest of $4,587, on August 31, 2000.



     In October 2000, the Company and Dominique Pitteloud, the Company's former Vice President, Marketing, entered into a Severance Agreement and Mutual Release (the "Severance Agreement"). The Severance Agreement provided that Mr. Pitteloud resign as the Company's Vice President, Marketing and as an employee as of October 13, 2000. Under the Severance Agreement, Mr. Pitteloud received a cash payment of $82,500, representing six months of salary at his then current rate. In addition, he received an extension to the period in which he could exercise vested options such that he was able to exercise options vested as of October 13, 2000 for a period of 270 days. Pursuant to the terms of his Employment and Stock Restriction

Agreement dated May 24, 1999, and as provided for in the Severance Agreement, 50,528 unvested restricted shares acquired in conjunction with the Company's acquisition of Odisei S.A. in May 1999 became fully vested upon his termination. Lastly, the Company agreed to pay for certain relocation and tax equalization costs under the Severance Agreement.


     In conjunction with the resignation of Jean-Luc Calonne, the Company's former Senior Vice President, Business Operations, in January 2001, the Company exercised its right to repurchase 615,931 unvested shares (the 'Exchangeable Shares') that were exchangeable for shares of the Company's common stock, from companies controlled by Mr. Calonne. The Exchangeable Shares were repurchased at a price of $0.75 per share in accordance with the terms of the Employment and Stock Restriction Agreement dated June 30, 2000 by and between Mr. Calonne, UForce Company, and the Company.


REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Company's Board of Directors is comprised of three directors, and operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee's written charter is attached to this proxy statement as Appendix A. Each member of the Committee is "independent," as such term is defined under the Nasdaq National Market listing standards.

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. Management is responsible for the Company's internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

     The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements with the Company's management.

     In this context, the Audit Committee has discussed and reviewed with the independent auditors all matters required to be discussed by Statement on Auditing Standards No. 61 (communication with Audit Committees). The Audit Committee has met with the Company's independent auditors, with management present, to discuss the overall scope of its audit, the results of its examinations, its evaluations of the Company's internal controls and the overall quality of its financial reporting.

     The Audit Committee has received from the independent auditors a formal written statement describing all relationships between the independent auditors and the Company that might bear on the auditors' independence consistent with Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the auditors' independence.

     Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

                                          AUDIT COMMITTEE

                                          Dr. Bernd Girod
                                          Guy Hecker
                                          William P. Tai, Chair

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

     The following is the report of the compensation committee of the Board of Directors (the "Compensation Committee") describing compensation policies and rationales applicable to the Company's executive officers with respect to compensation paid to such executive officers for fiscal 2001. The Compensation Committee makes recommendations to the board concerning the compensation for the Company's executive officers. The board of directors is responsible for reviewing and approving the Company's compensation policies and the compensation paid to executive officers, based in part on recommendations of the Compensation Committee.

  Compensation Philosophy

     The general philosophy of the Company's compensation program is to offer executive officers competitive compensation based both on the Company's performance and on the individual's contribution and performance. The Company's compensation policies are intended to motivate, reward and retain highly qualified executives for long-term strategic management and the enhancement of stockholder value, to support a performance-oriented environment that rewards achievement of specific internal Company goals and to attract and retain executives whose abilities are critical to the long-term success and competitiveness of the Company. There are three main components in the Company's executive compensation program: base salary, incentive bonus and stock incentives.

  Base Salary

     The salaries of the executive officers, including the Chief Executive Officer, are reviewed annually by the compensation committee and the board of directors with reference to surveys of salaries paid to executives with similar responsibilities at comparable companies, generally in the high technology industry and often within the Company's geographic area. The peer group for each executive officer is composed of executives whose responsibilities are similar in scope and content. The Company seeks to set executive compensation levels that are competitive with the average levels of peer group compensation.

  Incentive Bonus

     Annual incentive bonuses for executive officers are intended to reflect the Compensation Committee's belief that a significant portion of the annual compensation of each executive officer should be contingent upon the performance of the Company, as well as the individual contribution of each officer. The Company's profit sharing plan provides for additional compensation to all employees of the Company equal to up to 15% of the Company's quarterly net income. Of this amount, one third is shared by all employees, one third is shared among employees within certain business units, and one third is shared by officers. Additionally, the plan provides for payment of certain discretionary bonuses based on criteria established by the Company's board of directors and management. During fiscal 2001, these discretionary bonuses were related primarily to the achievement of the goal of selling the assets and licensing the technology associated with the Company's video monitoring business.

  Stock Incentives

     The Company utilizes stock options as long term incentives to reward and retain executive officers. The compensation committee believes that this practice links management interests with stockholder interests and motivates executive officers to make long-term decisions that are in the best interests of the Company. The committee also believes that executive officers and other key employees should own a significant percentage of the Company's stock. Generally, stock options vest over four years after the grant date and optionees must be employed by the Company at the time of vesting in order to exercise the options.

     The Compensation Committee believes that stock option grants provide an incentive that focuses the executives' attention on the Company from the perspective of an owner with an equity stake in the business. Because options are typically granted with an exercise price equal to the fair market value of the Company's common stock on the date of grant, the Company's stock options are tied to the future performance of the

Company's common stock and will provide value to the recipient only when the price of the Company's stock increases above the exercise price, that is, only to the extent that stockholders as a whole have benefited.

  Compensation of the Chief Executive Officer

     Dr. Paul Voois served as the Company's Chief Executive Officer from January 1998 to January 2001. During fiscal 2001, Dr. Voois received bonuses totaling approximately $12,500. This amount consisted of bonuses related to the successful issuance of several patents in fiscal 2001, as well an amount related to cash payouts under the Company's vacation benefit program. In May 2000, Dr. Voois was granted an option to purchase 200,000 shares of the Company's common stock at a price of $12.563 per share, and in August 2000 he was granted an option to purchase 410,000 shares of the Company's common stock at a price of $7.125 per share. These exercise prices represented the fair market value of the Company's stock on the date of grant. One-fourth of the shares vest one year after the grant date, and 1/36 of the remaining shares vest on the last day of each full month thereafter.

     Joe Parkinson has been the Company's Chief Executive Officer since January 2001. He has served as the Company's Chairman of the Board since November 2000. From November 2000 to January 2001, Mr. Parkinson served as Chairman of the Board and Chief Executive Officer of Netergy Microelectronics, a subsidiary of the Company. From November 2000 to January 2001, Mr. Parkinson had a base salary of $100,000 and was reimbursed by the Company for certain living expenses. His annual base salary was increased to $160,000 effective January 1, 2001. On February 28, 2001, his annual base salary was increased to $200,000 to be more commensurate with compensation for Chief Executive Officers in our industry. In November 2000, Mr. Parkinson was granted an option to purchase 500,000 shares of the Company's common stock at a price of $3.4675 per share, which represented the fair market value of the Company's stock on the date of grant. The option becomes exercisable at the rate of 1/24 of the shares on December 17, 2000 and on the last day of each full month thereafter. Mr. Parkinson was also granted an option to purchase 300,000 shares of the Company's common stock at a price of $1.875 per share in February 2001, which represented the fair market value of the Company's stock on the date of grant. This grant will vest monthly for forty-eight months.

                                          COMPENSATION COMMITTEE

                                          Dr. Bernd Girod
                                          William P. Tai

STOCK PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return for the Company's common stock with the Nasdaq Stock Market (US) Composite Index and the Nasdaq Computer Index for the period commencing July 2, 1997 and ending March 31, 2001. The graph assumes that $100 was invested on the date of the Company's initial public offering, July 2, 1997, and that all dividends for the respective Nasdaq indexes have been reinvested. The Company has never paid dividends on its common stock and has no present plans to do so. Historic stock price performance should not be considered indicative of future stock price performance.

                COMPARISON OF 45 MONTH CUMULATIVE TOTAL RETURN*
            AMONG NETERGY NETWORKS, INC., THE NASDAQ COMPOSITE INDEX
                         AND THE NASDAQ COMPUTER INDEX

                               PERFORMANCE GRAPH

-----------------------------------------------------------------
                          7/02/97 3/31/98 3/31/99 3/31/00 3/31/01
-----------------------------------------------------------------
 NETERGY NETWORKS, INC.     100     108      59     456      12
 NASDAQ COMPOSITE INDEX     100     128     171     318     128
 NASDAQ COMPUTER INDEX      100     131     221     458     151
-----------------------------------------------------------------

* $100 invested on 7/2/97 in stock or index -- including reinvestment of dividends. Fiscal year ending March 31.

SECURITY OWNERSHIP

     The following table sets forth certain information with respect to the beneficial ownership of the Company's common stock as of May 14, 2001 by (i) each person (or group of affiliated persons) who is known by the Company to own beneficially 5% or more of the Company's common stock, (ii) each of the Company's directors up for re-election (iii) each executive officer named in the Summary Compensation Table and (iv) all directors and officers as a group. Except as indicated in the footnotes to the table, the persons named in the table have sole voting and investment power with respect to all shares of Company common stock shown as beneficially owned by them, subject to community property laws where applicable.

                                                                NUMBER OF SHARES       PERCENTAGE OF
                      NAME AND ADDRESS                        BENEFICIALLY OWNED(1)    TOTAL SHARES
                      ----------------                        ---------------------    -------------
STMicroelectronics NV(2)....................................        3,700,000              13.8%
  Route de Pre-Bois
  ICC Bloc A
  1215 Geneva 15 Switzerland
Societe Generale de Financement du Quebec...................        1,410,329               5.3%
  600 de la Gauchetiere Ouest, Suite 1700
  Montreal, Quebec, Canada H3B 4L8
Joe Parkinson(3)(4).........................................          522,337               1.9%
Dr. Paul Voois(4)...........................................          450,153               1.7%
Bryan R. Martin(4)..........................................          327,268               1.2%
Guy L. Hecker, Jr.(4).......................................          115,059                 *
Dr. Bernd Girod(4)..........................................          110,559                 *
Jonathan Foster(4)..........................................          101,723                 *
William P. Tai(4)...........................................           85,559                 *
David M. Stoll(4)...........................................           74,132                 *
Huw Rees(4).................................................           44,848                 *
All directors and officers as a group (17 persons)(4)(5)....        2,230,807               7.9%

---------------
 *  Less than 1%

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under such rules, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power, and also includes any shares which the person has the right to acquire within sixty days after May 14, 2001. Applicable percentages are based upon 26,774,344 voting shares issued and outstanding as of May 14, 2001, consisting of 26,540,585 shares of the Company's common stock and one share of preferred stock, designated as Special Voting Stock, having a total of 233,759 votes, adjusted as required by rules promulgated by the SEC.

(2) One of the Company's directors, Christos Lagomichos, serves as Vice President and General Manager of the Set-Top Box Division of
    STMicroelectronics.

(3) Includes 10,000 shares held by Jarbridge, Inc., of which Mr. Parkinson is Chairman of the board. Mr. Parkinson disclaims beneficial ownership of the shares except to the extent of his pecuniary interest therein.

(4) Includes the following number of shares subject to options that were exercisable at or within 60 days after May 14, 2001: Mr. Parkinson, 170,833; Dr. Voois, 389,415; Mr. Martin, 158,885; Mr. Hecker, 35,059; Dr. Girod,
    60,559; Mr. Foster, 94,599; Mr. Tai, 60,559; Mr. Stoll, 74,132; Mr. Rees,
    32,914; and all directors and officers as a group, 1,409,125.

(5) Although Mr. Lagomichos is an employee of STMicroelectronics, we have not included the shares of common stock owned by STMicroelectronics NV in this amount.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and furnish the Company with copies of all Section 16(a) forms that they file. Based solely on its review of the copies of such forms received by it and written representations from certain reporting persons, the Company believes that all filing requirements applicable to its officers, directors and ten percent stockholders were complied with for the year ended March 31, 2001, except in the cases of (i) Jean-Luc Calonne and Messrs. Bednarz, Foster, and Parkinson, who filed initial reports of ownership on Form 3 late; (ii) Mr. Hecker who filed a late Form 4 related to the sale of 90,000 shares in December 2000 at an average price of $2.70 per share; and (iii) Mr. Andrews who inadvertently did not include in a report on a Form 4 an exercise of stock options in March 2001, which was corrected by including the information on the Form 5 filed for fiscal 2001.


                                 OTHER MATTERS

     The Company knows of no other matters to be submitted at the annual meeting. If any other matters properly come before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the board of directors may recommend.

                                          By Order of the Board of Directors

                                                  /s/ DAVID M. STOLL
                                          --------------------------------------
                                                      David M. Stoll
                                                        Secretary

Santa Clara, California

June 14, 2001


     A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended March 31, 2001 is available without charge upon written request to: Corporate Secretary, Netergy Networks, Inc., 2445 Mission College Blvd., Santa Clara, CA 95054.

                                                                      APPENDIX A

              AMENDED AND RESTATED CHARTER FOR THE AUDIT COMMITTEE
                           OF THE BOARD OF DIRECTORS
                                       OF
                             NETERGY NETWORKS, INC.

     PURPOSE:

     The purpose of the Audit Committee of the Board of Directors (the "Board") of Netergy Networks, Inc. (the "Company") shall be:

     - to provide oversight and monitoring of Company management and the independent auditors and their activities with respect to the Company's financial reporting process;

     - to provide the Company's Board with the results of its monitoring and recommendations derived therefrom;

     - to nominate to the Board independent auditors to audit the Company's financial statements and oversee the activities and independence of the auditors; and

     - to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require the attention of the Board.

     The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

     MEMBERSHIP:

     The Audit Committee members will be appointed by, and will serve at the discretion of, the Board and will consist of at least three members of the Board. The members will meet the following criteria:

     1. Each member will be an independent director, in accordance with the Nasdaq National Market (the "Nasdaq") Audit Committee requirements;

     2. Each member will be able to read and understand fundamental financial statements, in accordance with the Nasdaq Audit Committee requirements; and

     3. At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

     RESPONSIBILITIES:

     The operation of the Audit Committee shall be subject to the provisions of the Bylaws of the Company and Section 141 of the Delaware General Corporation Law. The Audit Committee shall have full power and authority to carry out the following responsibilities:

     - Review and update the powers of the Audit Committee and this charter annually and report and make recommendations to the Board on proposed changes in these responsibilities or on changes to this charter;

     - Review and evaluate the performance of the independent auditors and make annual recommendations to the Board regarding the appointment or termination of the independent auditors, which auditors are ultimately accountable to the Audit Committee and the Board;

     - Conferring with the independent auditors concerning the scope, extent and procedures of their examinations of the books and records of the Company and its subsidiaries; reviewing and approving the independent auditors' annual engagement letter; annual audit plans and budgets; directing the special attention of the auditors to specific matters or areas deemed by the Audit Committee or the auditors to be of special significance; and authorizing the auditors to perform such supplemental reviews or audits as the Audit Committee may deem desirable;

     - Reviewing the range and cost of audit and non-audit services performed by the independent auditors; evaluating the possible effects of such non-audit services on the independence of the auditors;

     - Requesting from the independent auditors a formal written statement delineating all relationships between the auditor and the Company, consistent with Independent Standards Board Standard No. 1, and engaging in a dialogue with the auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the auditors;

     - Reviewing with the independent auditors and the Company's financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company, and eliciting any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable with particular emphasis given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper; periodically reviewing Company policy statements to determine their adherence to the code of conduct;

     - Evaluating the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and eliciting the comments of management regarding the responsiveness of the independent auditors to the Company's needs;

     - Directing the Company's independent auditors to review before filing with the SEC the Company's interim financial statements included in Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

     - Discussing with the Company's independent auditors the matters required to be discussed by Statement on Accounting Standard No. 61, as it may be modified or supplemented;

     - Reviewing with management and the Company's independent auditors, before release, the audited financial statements and Management's Discussion and Analysis in the Company's Annual Report on Form 10-K to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the stockholders;

     - Investigating any matter within the scope of its duties, with the power to retain outside counsel and separate accountants for this purpose if, in the Audit Committee's judgment, such retention or investigation is appropriate;

     - Providing a report in the Company's proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e) (3) of
       Schedule 14A;

     - Reviewing the Audit Committee's own structure, processes and membership requirements; and

     - Performing such other duties as may be requested by the Board.

     MEETINGS:

     The Audit Committee will meet at least quarterly. The Audit Committee may establish its own schedule, which it will provide to the Board in advance.

     The Audit Committee will meet separately with the independent auditors as well as members of the Company's management as it deems appropriate in order to review the financial controls of the Company.

     MINUTES:

     The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

     REPORTS:

     Apart from the report prepared pursuant to Item 306 of Regulation S-K and
Item 7(e) (3) of Schedule 14A, the Audit Committee will summarize its examinations and recommendations to the Board from time to time as may be appropriate, consistent with the Committee's charter.

                             NETERGY NETWORKS, INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 17, 2001
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned stockholder of Netergy Networks, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual meeting of Stockholders and Proxy Statement, and hereby appoints Joe Parkinson and David Stoll, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf of the undersigned, to represent the undersigned at the annual meeting of stockholders of Netergy Networks, Inc. to be held at the offices of the Company at 2445 Mission College Boulevard, Santa Clara, California 95054 on Tuesday, July 17, 2001 at 2:00 p.m., local time, and at any adjournment or adjournments thereof, and to vote all shares of Company common stock that the undersigned would be entitled to vote if then and there personally present, on all matters set forth on the reverse side hereof.

    THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE HEREIN. IF NO SPECIFICATION IS INDICATED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR EACH OF THE PERSONS AND THE PROPOSALS ON THE REVERSE SIDE HEREOF AND FOR SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AS THE PROXYHOLDERS DEEM ADVISABLE.


THE BOARD RECOMMENDS A VOTE FOR ELECTION OF ALL NOMINEES AND A VOTE FOR APPROVAL OF ALL OF THE PROPOSALS.


    PLEASE MARK YOUR VOTE AS INDICATED IN THIS EXAMPLE.  [X]

ELECTION OF DIRECTORS

1. NOMINEES:  01 -- DR. BERND GIROD; 02 -- GUY L. HECKER, JR.; 03 -- CHRISTOS
              LAGOMICHOS; 04 -- BRYAN R. MARTIN; 05 -- JOE PARKINSON;
              06 -- WILLIAM P. TAI

                                                    WITHHOLD AUTHORITY TO VOTE FOR
          FOR                     WITHHOLD           INDIVIDUAL NOMINEES LISTED BY
      ALL NOMINEES              ALL NOMINEES                 NUMBER BELOW:
          [ ]                       [ ]                           [ ]

2. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING MARCH 31, 2002.

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

3. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO CHANGE THE COMPANY'S NAME TO "8x8, INC."

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

4. TO VOTE OR OTHERWISE REPRESENT THE SHARES ON ANY AND ALL OTHER BUSINESS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR ADJOURNMENTS THEREOF, ACCORDING TO THEIR DISCRETION AND IN THEIR DISCRETION.

PLACE "X" HERE IF YOU PLAN TO VOTE YOUR SHARES AT THE MEETING  [ ]
MARK HERE FOR ADDRESS CHANGE AND NOTE NEW ADDRESS IN SPACE TO THE LEFT  [ ]

                                           Date:
                                            ------------------------------------

                                            ------------------------------------
                                                         Signature

                                            ------------------------------------
                                                         Signature
                                            NOTE: Please sign exactly as name
                                            appears on your stock certificate.
                                            If the stock is registered in the
                                            names of two or more persons, each
                                            should sign. Executors,
                                            administrators, trustees, guardians,
                                            attorneys and corporate officers
                                            should insert their titles.

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.